UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2024

Spectaire Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40976 (Commission File Number)	98-1578608 (I.R.S. Employer Identification No.)

155 Arlington St., Watertown, MA (Address of principal executive offices)	02472 (Zip Code)

Registrant’s telephone number, including area code: (508) 213-8991

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SPEC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SPECW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2024, Spectaire Holdings Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days prior to the date of the Letter, the Company’s bid price was below the $1.00 per share minimum requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company will have 180 calendar days, or until November 4, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Rule. To regain compliance with the Bid Price Rule, the Company’s bid price must equal or exceed $1.00 per share for a minimum of 10 consecutive business days at any time prior to the Compliance Date. If the Company regains compliance with the Bid Price Rule, Nasdaq will provide the Company with written confirmation and will close the matter.

In the event that the Company does not regain compliance with the Bid Price Rule by the Compliance Date, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel. The Letter notes that the Company may be eligible to transfer the listing of its securities to the Nasdaq Capital Market (provided that it then satisfies the requirements for continued listing on that market). The Company is monitoring its bid price and will consider its available options to regain compliance with the Bid Price Rule; however, there can be no assurance that the Company will be able to regain compliance with the Bid Price Rule.

The Letter is unrelated to the previously disclosed letter received by the Company from Nasdaq on December 5, 2023 regarding the Company’s noncompliance with the Market Value of Listed Securities requirement for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A). The Letter is also unrelated to the previously disclosed letter received by the Company from Nasdaq on December 15, 2023 regarding the Company’s noncompliance with the Market Value of Publicly Held Shares requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5810(c)(3)(D).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectaire Holdings Inc.
Date: May 8, 2024
	By:	/s/ Brian Semkiw
	Name:	Brian Semkiw
	Title:	Chief Executive Officer